UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

TECHPRECISION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-41698	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive

Westminster, MA 01473

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 874-0591

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TPCS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on August 25, 2021, Ranor, Inc. (“Ranor”), a wholly owned subsidiary of TechPrecision Corporation (the “Company”), along with certain affiliates of the Company, entered into that certain Amended and Restated Loan Agreement (as amended, the “Amended and Restated Loan Agreement”) with Berkshire Bank under which, among other things, Berkshire Bank (i) continued a term loan made to Ranor in the original principal amount of $2,850,000 (the “Ranor Term Loan”) and (ii) provided a revolving line of credit loan to such affiliates in the maximum principal amount of $5,000,000 (the “Revolver Loan”). Under the Amended and Restated Loan Agreement and related loan documents, the Ranor Term Loan has a maturity date of December 15, 2027 and the Revolver Loan had a maturity date of December 20, 2023. On December 22, 2023, Ranor and certain affiliates of the Company entered into a Sixth Amendment to Amended and Restated Loan Agreement and Second Amendment to Second Amended and Restated Promissory Note (the “Amendment”).

Effective December 20, 2023, the Amendment, among other things (i) extends the maturity date of the Revolver Loan from December 20, 2023 to March 20, 2024; (ii) limits the use of proceeds from the Revolver Loan by the Company or its affiliates to $1,000,000 in the aggregate for due diligence and related professional costs incurred on or prior to March 20, 2024 in connection with any acquisitions; and (iii) makes certain changes to the amount and methods of valuation of equipment securing repayment of the borrowed funds.

Other than in respect of the Amended and Restated Loan Agreement, the promissory notes made thereunder, the related security and guaranty documents and the previously disclosed past borrowing relationship, there is no material relationship between Ranor, the Company and the other affiliates of the Company party thereto, on the one hand, and Berkshire Bank, on the other hand. The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.1*	Sixth Amendment to Amended and Restated Loan Agreement and Second Amendment to Second Amended and Restated Promissory Note, effective as of December 20, 2023, by and among Ranor, Inc., Stadco New Acquisition, LLC, Stadco, Westminster Credit Holdings, LLC and Berkshire Bank
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and attachments have been omitted. A copy of any omitted schedule or attachment will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: January 5, 2024	By:	/s/ Barbara M. Lilley
	Name:	Barbara M. Lilley
	Title:	Chief Financial Officer